As filed with the Securities and Exchange Commission on June 2, 1999
                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ---------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       ----------------------------------

                              AMERICA ONLINE, INC.
               (Exact name of registrant as specified in charter)

                 Delaware                                    54-1322110
      (State or other jurisdiction of                     (I.R.S. Employer
      incorporation or organization)                   Identification Number)

                       -----------------------------------

                   22000  AOL  WAY,  DULLES,  VIRGINIA  20166-9323
                    (Address of principal executive offices)

                      ------------------------------------

                                 MOVIEFONE, INC.
                             1994 Stock Option Plan
                            (Full Title of the Plan)

                      ------------------------------------

                              SHEILA A. CLARK, ESQ.
                            Senior Vice President and
                             Acting General Counsel
                              America Online, Inc.
                                  22000 AOL Way
                           Dulles, Virginia 20166-9323
                                 (703) 265-1000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         CALCULATION OF REGISTRATION FEE

---------------------------- ------------------- ----------------------- ---------------------- ----------------------
  Title of securities to        Amount to be        Proposed maximum       Proposed maximum           Amount of
     be registered (1)           registered        offering price per     aggregate offering      registration fee
                                                       share (2)                 price
---------------------------- ------------------- ----------------------- ---------------------- ----------------------
Common Stock,
$.01 par value per share               340,000             $15.26          $5,188,400                 $1,422.38
---------------------------- ------------------- ----------------------- ---------------------- ----------------------

(1) Common Stock being registered hereby includes associated Preferred Share Purchase Rights, which initially are attached to and traded with the shares of the Registrant's Common Stock. Value attributable to such rights, if any, is reflected in the market price of the Common Stock.
(2) The maximum offering price per share has been determined solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and
     (h) under the Securities Act as follows: for the 340,000 shares of Common Stock which may be purchased upon exercise of outstanding options, the fee is based on the average price of $15.26 at which options may be exercised.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference

                  The following documents, which have been filed by America Online, Inc., a Delaware corporation (the "Company"), with the Commission, are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1998, as filed with the Commission on September 28, 1998 pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 001-12143).

     (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended September 30, 1998, December 31, 1998 and March 31, 1999, as filed with the Commission on November 6, 1998, February 10, 1999, and May 7, 1999 respectively, pursuant to the Exchange Act (File No. 001-12143).

     (c) The Company's Proxy Statement on Schedule 14A for the Company's 1998 Annual Meeting (SEC file number 001-12143 and filing date of September 28, 1998).

     (d) The Company's Current Report on Form 8-K dated August 4, 1998 (File No. 001-12143 and filing date of August 5, 1998).

     (e) The Company's Current Report on Form 8-K dated September 28, 1998 (File No. 001-12143 and filing date of September 29, 1998).

     (f) The Company's Current Report on Form 8-K dated November 23, 1998 (File No. 001-12143 and filing date of November 24, 1998).

     (g) The Company's Current Report on Form 8-K dated February 1, 1999 (File No. 001-12143 and filing date of February 11, 1999).

     (h) The Company's Current Report on Form 8-K dated November 9, 1998 (File No. 001-12143 and filing date of February 17, 1999).

     (i) The Company's Current Report on Form 8-K dated March 17, 1999 (File No. 001-12143 and filing date of March 26, 1999).

     (j) The Company's Current Report on Form 8-K/A dated March 17, 1999 (File No. 001-12143 and filing date of April 21, 1999).

     (k) The Company's Current Report on Form 8-K dated April 21, 1999 (File No. 001-12143 and filing date of April 21, 1999).

     (l) The Company's Current Report on Form 8-K dated May 21, 1999 (File No. 001-12143 and filing date of May 27, 1999).

     (m) The descriptions of the Company's Common Stock, including preferred share purchase rights, which are contained in registration statements on Form 8-A under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

     (n) In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

Item 4.           Description of Securities.

                  Not applicable.

Item 5.           Interests of Named Experts and Counsel

                  Not applicable.

Item 6.           Indemnification of Directors and Officers

                  Section 145(a) of the General Corporation Law of the State of Delaware ("Delaware Corporation Law") provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director or officer of the corporation. Such indemnity may be against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if the indemnified party acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the indemnified party did not have reasonable cause to believe his conduct was unlawful.

                  Section 145(b) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, against any expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation.

                  Section 145(g) of the Delaware Corporation law provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of the law.

                  Pursuant to Section 102(b)(7) of the Delaware General Corporation Law (the "Delaware Statute"), Article Ninth of the Registrant's Restated Certificate of Incorporation (incorporated by reference herein) provides that:

                  To the fullest extent permitted by the Delaware General Corporation Law as the same now exists or may hereafter be amended, the Corporation shall indemnify, and advance expenses to, its directors and officers and any person who is or was serving at the request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Corporation, by action of its board of directors, may provide indemnification or advance expenses to employees and agents of the Corporation or other persons only on such terms and conditions and to the extent determined by the board of directors in its sole and absolute discretion.

                  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article Ninth shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

                  The Corporation  shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under this Article Ninth.

                  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article Ninth shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such officer or director. The indemnification and advancement of expenses that may have been provided to an employee or agent of the Corporation by action of the board of directors, pursuant to the last sentence of Paragraph 1 of this Article Ninth, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be an employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person, after the time such person has ceased to be an employee or agent of the Corporation, only on such terms and conditions and to the extent determined by the board of directors in its sole discretion.

                  In addition, Article Five of the Registrant's Restated By-Laws (incorporated by reference herein) provides that:

                  Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "Indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith; provided, however, that, except as provided in the section "Right of Indemnitees to Bring Suit" of this Article with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation.

                  Right to Advancement of Expenses. The right to indemnification conferred in Section 1 of this Article shall include the right to be paid by the Corporation the expenses (including attorney's fees) incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an Indemnitee in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses under this section or otherwise. The rights to indemnification and to the advancement of expenses conferred in this section and the section "Right to Indemnification" of this Article shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee's heirs, executors and administrators. Any repeal or modification of any of the provisions of this Article shall not adversely affect any right or protection of an Indemnitee existing at the time of such repeal or modification.

                  Right of Indemnitees to Bring Suit. If a claim under the sections "Right to Indemnification" and "Right to Advancement of Expenses" of this Article is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall also be entitled to be paid the expenses of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its board of directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article or otherwise shall be on the Corporation.

                  Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation as amended from time to time, these By-Laws, any agreement, any vote of stockholders or disinterested directors or otherwise.

                  Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

                  Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

                  The directors and officers of the Registrant are covered by a policy of liability insurance.

Item 7.           Exemption from Registration Claimed

                  Not applicable.

Item 8.           Exhibits

   Exhibit No.  Description

      4.1 Amendment of Section A of Article 4 of the Restated Certificate of Incorporation of America Online, Inc. (filed as Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998 and incorporated herein by reference)
      4.2 Section B of Article 4, Article 6 and Article 8 of the Restated Certificate of Incorporation of the Registrant (filed as part of
               Exhibit 3.1 to the Registrant's Form 10-K for the year ended June 30, 1997 and incorporated herein by reference)
      4.3 Rights Agreement dated as of May 12, 1998 between America Online, Inc. and BankBoston, N.A., as Rights Agent, including Exhibit A (Certificate of Designation setting forth the terms of Series A Junior Participating Preferred Stock, $.01 par value), Exhibit B (Form of Rights Certificate) and Exhibit C (Summary of Rights to Purchase Series A Junior Participating Preferred Shares) (Filed as Exhibit 4.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 and incorporated herein by reference)
      4.4 Restated By-Laws of Registrant (filed as Exhibit 3.5 to Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1998 and incorporated herein by reference)
      4.5      MovieFone, Inc. 1994 Stock Option Plan
      5.1 Opinion of Sheila A. Clark, Acting General Counsel to the Company, regarding the legality of securities being offered
     23.1 Consent of Sheila A. Clark, Acting General Counsel to the Company (included in her opinion filed as Exhibit 5.1 and incorporated herein by reference)
     23.2      Consent of Ernst & Young LLP
     24.1      Powers of Attorney

Item 9.           Undertakings

                  (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                           (i) To include  any  prospectus  required  by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate  offering  price  set forth in the  "Calculation  of
                  Registration   Fee"  table  in  the   effective   registration
                  statement.

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Loudoun, State of Virginia, on this 2nd day of June, 1999.

                             AMERICA ONLINE, INC.


                             By: /S/ J. MICHAEL KELLY
                                 J. Michael Kelly
                                 Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 2nd day of June, 1999, by the following persons in the capacities indicated.

        Signature                                  Title


___________*_____________________      Chairman of the Board and Chief Executive
   Stephen M. Case                     Officer (Principal Executive Officer)


___________*_____________________      President, Chief Operating Officer and
    Robert W. Pittman                  Director


_____/S/ J. MICHAEL KELLY________      Senior Vice President, Chief Financial
     J. Michael Kelly                  Office, Treasurer and Assistant Secretary
                                       (Principal Financial Officer)


___________*______________________     Vice President, Controller, Chief
     James F. MacGuidwin               Accounting and Budget Officer (Principal
                                       Accounting Officer) and Director


___________*______________________                Director
    Daniel F. Akerson


___________*______________________                Director
     James L. Barksdale


___________*______________________                Director
     Frank J. Caufield


___________*_____________________                 Director
   Alexander M. Haig, Jr.


___________*______________________                Director
    William N. Melton


___________*______________________                Director
     Thomas Middelhoff


___________*______________________                Director
     Colin L. Powell


___________*______________________                Director
    Franklin D. Raines


* By:  /S/ J. MICHAEL KELLY
      J. Michael Kelly
      Attorney-In-Fact

                                  Exhibit Index

Exhibit No.              Description

4.5         MovieFone, Inc. 1994 Stock Option Plan
5.1 Opinion of Sheila A. Clark, Acting General Counsel to the Company, regarding the legality of securities being offered
23.1 Consent of Sheila A. Clark, Acting General Counsel to the Company (included in her opinion filed as Exhibit 5.1 and incorporate herein by reference)
23.2        Consent of Ernst & Young LLP
24.1        Powers of Attorney